EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 189 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2019

Schedule A

Eaton Vance Special Investment Trust

Report Date	Fund Name

February 20, 2019	Eaton Vance Dividend Builder Fund
February 19, 2019	Eaton Vance Growth Fund
February 20, 2019	Eaton Vance Large-Cap Value Fund
February 22, 2019	Eaton Vance Real Estate Fund
February 22, 2019	Eaton Vance Small-Cap Fund
February 22, 2019	Eaton Vance Special Equities Fund
February 22, 2019	Eaton Vance Balanced Fund
February 22, 2019	Eaton Vance Greater India Fund
February 22, 2019	Eaton Vance Core Bond Fund

Portfolios whose financial statements are included in one or more of the above Funds’ annual reports for the year ending December 31, 2018:

Report Date	Portfolio Name

February 22, 2019	Core Bond Portfolio
February 19, 2019	Stock Portfolio
February 22, 2019	Greater India Portfolio